EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2023 Third Quarter Results

Third Quarter 2023 Highlights:
•Net income available to common shareholders of $15.8 million, or $0.71 per diluted share
•Adjusted earnings per diluted share of $0.78 reflects impact of balance sheet repositioning that is expected to be accretive to earnings prospectively
•Common equity tier 1 capital ratio improved to 8.16%
•Efficiency ratio of 55.8% compared to 55.0% in prior quarter
Effingham, IL, October 26, 2023 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $15.8 million, or $0.71 per diluted share, for the third quarter of 2023, compared to $19.3 million, or $0.86 per diluted share, for the second quarter of 2023. This also compares to net income available to common shareholders of $23.5 million, or $1.04 per diluted share, for the third quarter of 2022.
Financial results for the third quarter of 2023 included a one-time enhancement fee of $6.6 million related to the surrender and purchase of company-owned life insurance, a $4.5 million tax charge related to the surrender, and $5.0 million of losses on the sale of investment securities. Excluding these transactions, adjusted earnings available to common shareholders were $17.3 million, or $0.78 per diluted share.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We delivered another quarter of strong financial results highlighted by good stability in our deposit base, net interest margin, and asset quality, as well as disciplined expense control that resulted in a decline in our non-interest expense from the prior quarter. Due to our strong financial performance and prudent balance sheet management, we had increases in all of our regulatory capital ratios, while also continuing to repurchase our common stock at below tangible book value, which we believe is in the best long-term interests of shareholders.
“While continuing to prioritize prudent risk management and maintaining disciplined expense control, we will continue to be active in our new business development efforts with a focus on adding new core deposit relationships with both retail and commercial customers. We also continue to invest in initiatives that we believe will enhance the long-term value of the franchise, including our Banking-as-a-Service platform with two new partnerships launching in the fourth quarter that will contribute low-cost deposits and generate fee income. We expect the Banking-as-a-Service initiative to begin making a meaningful contribution during 2024, which, along with our continued progress on adding new clients in our markets, should support profitable growth in the future, improve our level of returns, and create additional value for our shareholders,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.98 billion at September 30, 2023, compared to $8.03 billion at June 30, 2023, and $7.82 billion at September 30, 2022. At September 30, 2023, portfolio loans were $6.28 billion, compared to $6.37 billion as of June 30, 2023, and $6.20 billion as of September 30, 2022.

Loans

During the third quarter of 2023, outstanding loans declined slightly as the Company continued to originate loans in a more selective and deliberate approach to balance liquidity and funding costs. Increases in construction and land development loans, commercial FHA warehouse lines, and residential real estate loans of $50.2 million, $18.0 million, and $3.7 million, respectively, were offset by decreases in all other loan categories. Consumer loans decreased $56.8 million due to loan payoffs and a decrease in loans originated through GreenSky.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2023	2023	2023	2022	2022
Loan Portfolio
Commercial loans	$943,761	$962,756	$937,920	$872,794	$907,651
Equipment finance loans	578,931	614,633	632,205	616,751	577,323
Equipment finance leases	485,460	500,485	510,029	491,744	457,611
Commercial FHA warehouse lines	48,547	30,522	10,275	25,029	51,309
Total commercial loans and leases	2,056,699	2,108,396	2,090,429	2,006,318	1,993,894
Commercial real estate	2,412,164	2,443,995	2,448,158	2,433,159	2,466,303
Construction and land development	416,801	366,631	326,836	320,882	225,549
Residential real estate	375,211	371,486	369,910	366,094	356,225
Consumer	1,020,008	1,076,836	1,118,938	1,180,014	1,156,480
Total loans	$6,280,883	$6,367,344	$6,354,271	$6,306,467	$6,198,451
Loan Quality
Credit quality metrics remained steady during the third quarter of 2023. Loans 30-89 days past due totaled $46.6 million as of September 30, 2023, compared to $44.2 million as of June 30, 2023. Non-performing loans were $56.0 million at September 30, 2023, compared to $54.8 million as of June 30, 2023, and non-performing assets were 0.74% of total assets at the end of the third quarter of 2023, compared to 0.72% at June 30, 2023.
At September 30, 2022, loans 30-89 days past due totaled $28.3 million, non-performing loans were $46.9 million, and non-performing assets as a percentage of total assets were 0.76%.

	As of and for the Three Months Ended
(in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Asset Quality
Loans 30-89 days past due	$46,608	$44,161	$30,895	$32,372	$28,275
Nonperforming loans	55,981	54,844	50,713	49,423	46,882
Nonperforming assets	58,677	57,688	58,806	57,824	59,524
Substandard loans	143,793	130,707	99,819	101,044	98,517
Net charge-offs	3,449	2,996	2,119	538	3,233
Loans 30-89 days past due to total loans	0.74%	0.69%	0.49%	0.51%	0.46%
Nonperforming loans to total loans	0.89%	0.86%	0.80%	0.78%	0.76%
Nonperforming assets to total assets	0.74%	0.72%	0.74%	0.74%	0.76%
Allowance for credit losses to total loans	1.06%	1.02%	0.98%	0.97%	0.95%
Allowance for credit losses to nonperforming loans	119.09%	118.43%	122.39%	123.53%	125.08%
Net charge-offs to average loans	0.22%	0.19%	0.14%	0.03%	0.21%
The Company continued to increase its allowance for credit losses on loans due to increased delinquencies and losses within our equipment finance portfolio. The allowance totaled $66.7 million at September 30, 2023, compared to $65.0 million at June 30, 2023, and $58.6 million at September 30, 2022. The allowance as a percentage of portfolio loans was 1.06% at September 30, 2023, compared to 1.02% at June 30, 2023, and 0.95% at September 30, 2022.
Deposits
Total deposits were $6.41 billion at September 30, 2023, compared with $6.43 billion at June 30, 2023 and $6.40 billion at September 30, 2022. The deposit mix continues to shift from noninterest-bearing deposits to interest-bearing deposits due to the recent rate increases announced by the Federal Reserve and the expectation that rates will remain high for a longer period.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2023	2023	2023	2022	2022
Deposit Portfolio
Noninterest-bearing demand	$1,154,515	$1,162,909	$1,215,758	$1,362,158	$1,362,481
Interest-bearing:
Checking	2,572,224	2,499,693	2,502,827	2,494,073	2,568,195
Money market	1,090,962	1,226,470	1,263,813	1,184,101	1,125,333
Savings	582,359	624,005	636,832	661,932	704,245
Time	885,858	840,734	766,884	649,552	620,960
Brokered time	119,084	72,737	39,087	12,836	14,038
Total deposits	$6,405,002	$6,426,548	$6,425,201	$6,364,652	$6,395,252
The Company estimates that uninsured deposits(1) totaled $1.28 billion, or 20% of total deposits, at September 30, 2023 compared to $1.21 billion, or 19%, at June 30, 2023.
(1)    Uninsured deposits include the Call Report estimate of uninsured deposits less affiliate deposits, estimated insured portion of servicing deposits, additional structured FDIC coverage and collateralized deposits.

Results of Operations Highlights
Net Interest Income and Margin
During the third quarter of 2023, net interest income, on a tax-equivalent basis, totaled $58.8 million, a decrease of $0.2 million, or 0.4%, compared to $59.0 million for the second quarter of 2023. The tax-equivalent net interest margin for the third quarter of 2023 was 3.20%, compared with 3.23% in the second quarter of 2023. Net interest income and related margin, on a tax-equivalent basis, was $64.3 million and 3.63%, respectively, in the third quarter of 2022. The decline in the net interest income and margin was largely attributable to increased market interest rates resulting in the cost of funding liabilities increasing at a faster rate than the yield on earning assets.
Average interest-earning assets for the third quarter of 2023 were $7.28 billion, compared to $7.33 billion for the second quarter of 2023. The yield increased 14 basis points to 5.65% compared to the second quarter of 2023. Interest-earning assets averaged $7.03 billion for the third quarter of 2022.
Average loans were $6.30 billion for the third quarter of 2023, compared to $6.36 billion for the second quarter of 2023 and $6.04 billion for the third quarter of 2022. The yield on loans was 5.93% and 5.80% for the third and second quarters of 2023, respectively.
Investment securities averaged $863.0 million for the third quarter of 2023, and yielded 3.60%, compared to an average balance and yield of $861.4 million and 3.39%, respectively, for the second quarter of 2023. The Company purchased additional investments and repositioned out of lower-yielding securities in favor of higher-yielding instruments resulting in the increased average balance and yield. The Company incurred net losses on sales of $5.0 million in the third quarter of 2023. The repositioning is expected to improve the overall margin, liquidity, and capital allocations. Investment securities averaged $749.0 million for the third quarter of 2022.
Average interest-bearing deposits were $5.35 billion for the third quarter of 2023, compared to $5.26 billion for the second quarter of 2023, and $4.92 billion for the third quarter of 2022. Cost of interest-bearing deposits was 2.80% in the third quarter of 2023, which represents a 24 basis point increase from the second quarter of 2023. A competitive market, driven by rising interest rates and increased competition, were contributing factors to the increase in deposit costs.

	For the Three Months Ended
	September 30,			June 30,			September 30,
(dollars in thousands)	2023			2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$78,391	$1,036	5.24%	$67,377	$852	5.07%	$195,657	$1,125	2.28%
Investment securities	862,998	7,822	3.60	861,409	7,286	3.39	749,022	4,560	2.44
Loans	6,297,568	94,118	5.93	6,356,012	91,890	5.80	6,040,358	73,568	4.83
Loans held for sale	6,078	104	6.80	4,067	59	5.79	6,044	60	3.87
Nonmarketable equity securities	39,347	710	7.16	45,028	599	5.33	37,765	550	5.78
Total interest-earning assets	$7,284,382	$103,790	5.65%	$7,333,893	$100,686	5.51%	$7,028,846	$79,863	4.51%
Noninterest-earning assets	622,969			612,238			618,138
Total assets	$7,907,351			$7,946,131			$7,646,984

Interest-Bearing Liabilities
Interest-bearing deposits	$5,354,356	$37,769	2.80%	$5,259,188	$33,617	2.56%	$4,922,345	$10,249	0.83%
Short-term borrowings	20,127	14	0.28	22,018	14	0.26	58,271	28	0.19
FHLB advances & other borrowings	402,500	4,557	4.49	471,989	5,396	4.59	340,163	2,424	2.83
Subordinated debt	93,441	1,280	5.43	97,278	1,335	5.51	139,324	2,010	5.77
Trust preferred debentures	50,379	1,369	10.78	50,218	1,289	10.29	49,751	821	6.54
Total interest-bearing liabilities	$5,920,803	$44,989	3.01%	$5,900,691	$41,651	2.83%	$5,509,854	$15,532	1.12%
Noninterest-bearing deposits	1,116,988			1,187,584			1,372,626
Other noninterest-bearing liabilities	97,935			81,065			63,638
Shareholders’ equity	771,625			776,791			700,866
Total liabilities and shareholder’s equity	$7,907,351			$7,946,131			$7,646,984

Net Interest Margin		$58,801	3.20%		$59,035	3.23%		$64,331	3.63%

Cost of Deposits			2.32%			2.09%			0.65%
(1)Interest income and average rates for tax-exempt loans and securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million, $0.2 million and $0.3 million for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

During the nine months ended September 30, 2023, net interest income, on a tax-equivalent basis, decreased to $178.6 million, with a tax-equivalent net interest margin of 3.27%, compared to net interest income, on a tax-equivalent basis, of $183.2 million, and a tax-equivalent net interest margin of 3.60% for the nine months ended September 30, 2022.
The yield on earning assets increased 133 basis points to 5.50% for the nine months ended September 30, 2023 compared to the same period one year prior. However, the cost of interest-bearing liabilities increased at a faster rate during this period, increasing 203 basis points to 2.77% for the nine months ended September 30, 2023.

	For the Nine Months Ended
	September 30,			September 30,
(dollars in thousands)	2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$76,939	$2,868	4.98%	$268,111	$1,764	0.88%
Investment securities	844,946	21,103	3.33	820,328	14,453	2.35
Loans	6,324,578	274,005	5.79	5,666,874	194,442	4.59
Loans held for sale	3,900	179	6.14	15,629	357	3.05
Nonmarketable equity securities	44,034	2,104	6.39	36,832	1,521	5.52
Total interest-earning assets	$7,294,397	$300,259	5.50%	$6,807,774	$212,537	4.17%
Noninterest-earning assets	615,383			621,510
Total assets	$7,909,780			$7,429,284

Interest-Bearing Liabilities
Interest-bearing deposits	$5,223,852	$97,791	2.50%	$4,717,610	$16,220	0.46%
Short-term borrowings	26,865	53	0.26	62,495	73	0.16
FHLB advances & other borrowings	471,084	15,959	4.53	319,791	5,071	2.12
Subordinated debt	96,820	3,985	5.49	139,233	6,032	5.78
Trust preferred debentures	50,216	3,887	10.35	49,603	1,959	5.28
Total interest-bearing liabilities	$5,868,837	$121,675	2.77%	$5,288,732	$29,355	0.74%
Noninterest-bearing deposits	1,184,410			1,402,900
Other noninterest-bearing liabilities	84,650			70,427
Shareholders’ equity	771,883			667,225
Total liabilities and shareholder’s equity	$7,909,780			$7,429,284

Net Interest Margin		$178,584	3.27%		$183,182	3.60%

Cost of Deposits			2.04%			0.35%
(1)Interest income and average rates for tax-exempt loans and securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.6 million and $1.0 million for the nine months ended September 30, 2023 and 2022, respectively.
Noninterest Income
Noninterest income was $18.2 million for the third quarter of 2023, compared to $18.8 million for the second quarter of 2023. Noninterest income for the third quarter of 2023 included a one-time enhancement fee of $6.6 million related to the surrender and purchase of company-owned life insurance, partially offset by $5.0 million of losses on the sale of investment securities. The second quarter of 2023 included an $0.8 million gain on the sale of OREO and a $0.7 million gain on the repurchase of subordinated debt, partially offset by $0.9 million of losses on the sale of investment securities. Excluding these transactions, noninterest income for the third quarter of 2023 and the second quarter of 2023 was

$16.5 million and $18.2 million, respectively. Noninterest income for the third quarter of 2022 was $15.8 million and included $0.1 million loss on the sale of investment securities.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2023	2023	2022	2023	2022
Noninterest income
Wealth management revenue	$6,288	$6,269	$6,199	$18,968	$19,481
Residential mortgage banking revenue	507	540	210	1,452	1,193
Service charges on deposit accounts	3,149	2,849	2,783	8,744	7,544
Interchange revenue	3,609	3,696	3,531	10,717	10,401
Loss on sales of investment securities, net	(4,961)	(869)	(129)	(6,478)	(230)
Gain on repurchase of subordinated debt, net	—	676	—	676	—
Gain (loss) on sales of other real estate owned, net	—	819	—	819	(131)
Impairment on commercial mortgage servicing rights	—	—	—	—	(1,263)
Company-owned life insurance	7,558	891	929	9,325	2,788
Other income	2,035	3,882	2,303	8,494	6,269
Total noninterest income	$18,185	$18,753	$15,826	$52,717	$46,052
Noninterest Expense
Noninterest expense was $42.0 million in the third quarter of 2023, compared to $42.9 million in the second quarter of 2023, and $43.5 million in the third quarter of 2022. The efficiency ratio was 55.82% for the quarter ended September 30, 2023, compared to 55.01% for the quarter ended June 30, 2023, and 54.26% for the quarter ended September 30, 2022.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2023	2023	2022	2023	2022
Noninterest expense
Salaries and employee benefits	$22,307	$22,857	$22,889	$69,407	$67,404
Occupancy and equipment	3,730	3,879	3,850	12,052	11,094
Data processing	6,468	6,544	6,093	19,323	18,048
Professional	1,554	1,663	1,693	4,977	5,181
Amortization of intangible assets	1,129	1,208	1,361	3,628	4,077
FDIC insurance	1,107	1,196	977	3,632	2,633
Other expense	5,743	5,547	6,633	16,395	17,282
Total noninterest expense	$42,038	$42,894	$43,496	$129,414	$125,719
Salaries and employee benefits expenses were $22.3 million in the third quarter of 2023, compared to $22.9 million in both the second quarter of 2023 and the third quarter of 2022. Employees numbered 911 at September 30, 2023, compared to 915 at June 30, 2023, and 930 at September 30, 2022. The third quarter of 2023 included a decline in medical insurance expense of $0.7 million.
Income Tax Expense
Income tax expense was $11.5 million for the third quarter of 2023, as compared to $7.2 million for the second quarter of 2023 and $5.9 million for the third quarter of 2022. The resulting effective tax rates were 39.0%, 25.1% and 19.9% respectively. The third quarter of 2023 included tax charges of $4.5 million associated with the surrender of company-owned life insurance and $1.4 million related to the finalization of the 2022 federal and state tax returns. Exclusive of these items our effective tax rate is 25.1% for the third quarter of 2023.
Capital
At September 30, 2023, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of September 30, 2023
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.13%	12.84%	10.50%
Tier 1 capital to risk-weighted assets	11.21%	10.62%	8.50%
Tier 1 leverage ratio	10.21%	9.67%	4.00%
Common equity Tier 1 capital	11.21%	8.16%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.09%	N/A
(1) A non-GAAP financial measure. Refer to page 16 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges has resulted in a $101.2 million accumulated other comprehensive loss at September 30, 2023, which impacts tangible book value by $4.68 per share.
Stock Repurchase Program
As previously disclosed, on December 6, 2022, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2023. During the third quarter of 2023, the Company repurchased 271,059 shares of its common stock at a weighted average price of $22.14 under its stock repurchase program. As of September 30, 2023, the Company had $10.1 million remaining under the current stock repurchase authorization.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2023, the Company had total assets of approximately $7.98 billion, and its Wealth Management Group had assets under administration of approximately $3.50 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Earnings Summary
Net interest income	$58,596	$58,840	$64,024	$177,940	$182,185
Provision for credit losses	5,168	5,879	6,974	14,182	16,582
Noninterest income	18,185	18,753	15,826	52,717	46,052
Noninterest expense	42,038	42,894	43,496	129,414	125,719
Income before income taxes	29,575	28,820	29,380	87,061	85,936
Income taxes	11,533	7,245	5,859	25,672	19,783
Net income	18,042	21,575	23,521	61,389	66,153
Preferred dividends	2,229	2,228	—	6,685	—
Net income available to common shareholders	$15,813	$19,347	$23,521	$54,704	$66,153

Diluted earnings per common share	$0.71	$0.86	$1.04	$2.43	$2.92
Weighted average common shares outstanding - diluted	21,977,196	22,205,079	22,390,438	22,223,986	22,367,095
Return on average assets	0.91%	1.09%	1.22%	1.04%	1.19%
Return on average shareholders' equity	9.28%	11.14%	13.31%	10.63%	13.26%
Return on average tangible common equity (1)	13.03%	15.99%	20.20%	15.22%	19.06%
Net interest margin	3.20%	3.23%	3.63%	3.27%	3.60%
Efficiency ratio (1)	55.82%	55.01%	54.26%	56.15%	54.34%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$17,278	$19,488	$23,568	$56,783	$66,574
Adjusted diluted earnings per common share	$0.78	$0.87	$1.04	$2.53	$2.94
Adjusted return on average assets	0.98%	1.10%	1.22%	1.07%	1.20%
Adjusted return on average shareholders' equity	10.03%	11.21%	13.34%	10.99%	13.34%
Adjusted return on average tangible common equity	14.24%	16.10%	20.24%	15.80%	19.18%
Adjusted pre-tax, pre-provision earnings	$33,064	$34,892	$36,415	$100,405	$104,358
Adjusted pre-tax, pre-provision return on average assets	1.66%	1.76%	1.89%	1.70%	1.88%

Market Data
Book value per share at period end	$30.27	$30.49	$28.48
Tangible book value per share at period end (1)	$21.98	$22.24	$20.14
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$26.66	$26.11	$23.69
Market price at period end	$20.54	$19.91	$23.57
Common shares outstanding at period end	21,594,546	21,854,800	22,074,740

Capital
Total capital to risk-weighted assets	12.84%	12.65%	12.79%
Tier 1 capital to risk-weighted assets	10.62%	10.47%	10.05%
Tier 1 common capital to risk-weighted assets	8.16%	8.03%	7.56%
Tier 1 leverage ratio	9.67%	9.57%	9.40%
Tangible common equity to tangible assets (1)	6.09%	6.19%	5.82%

Wealth Management
Trust assets under administration	$3,501,225	$3,594,727	$3,355,019

(1) Non-GAAP financial measures. Refer to pages 14 - 16 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2023	2023	2023	2022	2022
Assets
Cash and cash equivalents	$132,132	$160,695	$138,310	$160,631	$313,188
Investment securities	839,344	887,003	821,005	776,860	690,504
Loans	6,280,883	6,367,344	6,354,271	6,306,467	6,198,451
Allowance for credit losses on loans	(66,669)	(64,950)	(62,067)	(61,051)	(58,639)
Total loans, net	6,214,214	6,302,394	6,292,204	6,245,416	6,139,812
Loans held for sale	6,089	5,632	2,747	1,286	4,338
Premises and equipment, net	82,741	81,006	80,582	78,293	77,519
Other real estate owned	480	202	6,729	6,729	11,141
Loan servicing rights, at lower of cost or fair value	20,933	21,611	1,117	1,205	1,297
Commercial FHA mortgage loan servicing rights held for sale	—	—	20,745	20,745	23,995
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	17,238	18,367	19,575	20,866	22,198
Company-owned life insurance	208,390	152,210	151,319	150,443	149,648
Other assets	292,460	243,697	233,937	231,123	226,333
Total assets	$7,975,925	$8,034,721	$7,930,174	$7,855,501	$7,821,877

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,154,515	$1,162,909	$1,215,758	$1,362,158	$1,362,481
Interest-bearing deposits	5,250,487	5,263,639	5,209,443	5,002,494	5,032,771
Total deposits	6,405,002	6,426,548	6,425,201	6,364,652	6,395,252
Short-term borrowings	17,998	21,783	31,173	42,311	58,518
FHLB advances and other borrowings	538,000	575,000	482,000	460,000	360,000
Subordinated debt	93,475	93,404	99,849	99,772	139,370
Trust preferred debentures	50,457	50,296	50,135	49,975	49,824
Other liabilities	106,743	90,869	66,173	80,217	79,634
Total liabilities	7,211,675	7,257,900	7,154,531	7,096,927	7,082,598
Total shareholders’ equity	764,250	776,821	775,643	758,574	739,279
Total liabilities and shareholders’ equity	$7,975,925	$8,034,721	$7,930,174	$7,855,501	$7,821,877

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share data)	2023	2023	2022	2023	2022
Net interest income:
Interest income	$103,585	$100,491	$79,556	$299,615	$211,540
Interest expense	44,989	41,651	15,532	121,675	29,355
Net interest income	58,596	58,840	64,024	177,940	182,185
Provision for credit losses:
Provision for credit losses on loans	5,168	5,879	6,974	14,182	15,847
Provision for credit losses on unfunded commitments	—	—	—	—	956
Provision for other credit losses	—	—	—	—	(221)
Total provision for credit losses	5,168	5,879	6,974	14,182	16,582
Net interest income after provision for credit losses	53,428	52,961	57,050	163,758	165,603
Noninterest income:
Wealth management revenue	6,288	6,269	6,199	18,968	19,481
Residential mortgage banking revenue	507	540	210	1,452	1,193
Service charges on deposit accounts	3,149	2,849	2,783	8,744	7,544
Interchange revenue	3,609	3,696	3,531	10,717	10,401
Loss on sales of investment securities, net	(4,961)	(869)	(129)	(6,478)	(230)
Gain on repurchase of subordinated debt, net	—	676	—	676	—
Gain (loss) on sales of other real estate owned, net	—	819	—	819	(131)
Impairment on commercial mortgage servicing rights	—	—	—	—	(1,263)
Company-owned life insurance	7,558	891	929	9,325	2,788
Other income	2,035	3,882	2,303	8,494	6,269
Total noninterest income	18,185	18,753	15,826	52,717	46,052
Noninterest expense:
Salaries and employee benefits	22,307	22,857	22,889	69,407	67,404
Occupancy and equipment	3,730	3,879	3,850	12,052	11,094
Data processing	6,468	6,544	6,093	19,323	18,048
Professional	1,554	1,663	1,693	4,977	5,181
Amortization of intangible assets	1,129	1,208	1,361	3,628	4,077
FDIC insurance	1,107	1,196	977	3,632	2,633
Other expense	5,743	5,547	6,633	16,395	17,282
Total noninterest expense	42,038	42,894	43,496	129,414	125,719
Income before income taxes	29,575	28,820	29,380	87,061	85,936
Income taxes	11,533	7,245	5,859	25,672	19,783
Net income	18,042	21,575	23,521	61,389	66,153
Preferred stock dividends	2,229	2,228	—	6,685	—
Net income available to common shareholders	$15,813	$19,347	$23,521	$54,704	$66,153

Basic earnings per common share	$0.71	$0.86	$1.04	$2.43	$2.93
Diluted earnings per common share	$0.71	$0.86	$1.04	$2.43	$2.92

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Income before income taxes - GAAP	$29,575	$28,820	$29,380	$87,061	$85,936
Adjustments to noninterest income:
Loss on sales of investment securities, net	4,961	869	129	6,478	230
(Gain) on repurchase of subordinated debt	—	(676)	—	(676)	—
Company-owned life insurance enhancement fee	(6,640)	—	—	(6,640)	—
Total adjustments to noninterest income	(1,679)	193	129	(838)	230
Adjustments to noninterest expense:
Integration and acquisition expenses	—	—	68	—	(347)
Total adjustments to noninterest expense	—	—	68	—	(347)
Adjusted earnings pre tax - non-GAAP	27,896	29,013	29,441	86,223	86,513
Adjusted earnings tax	8,389	7,297	5,873	22,755	19,939
Adjusted earnings - non-GAAP	19,507	21,716	23,568	63,468	66,574
Preferred stock dividends	2,229	2,228	—	6,685	—
Adjusted earnings available to common shareholders	$17,278	$19,488	$23,568	$56,783	$66,574
Adjusted diluted earnings per common share	$0.78	$0.87	$1.04	$2.53	$2.94
Adjusted return on average assets	0.98%	1.10%	1.22%	1.07%	1.20%
Adjusted return on average shareholders' equity	10.03%	11.21%	13.34%	10.99%	13.34%
Adjusted return on average tangible common equity	14.24%	16.10%	20.24%	15.80%	19.18%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Adjusted earnings pre tax - non-GAAP	$27,896	$29,013	$29,441	$86,223	$86,513
Provision for credit losses	5,168	5,879	6,974	14,182	16,582
Impairment on commercial mortgage servicing rights	—	—	—	—	1,263
Adjusted pre-tax, pre-provision earnings - non-GAAP	$33,064	$34,892	$36,415	$100,405	$104,358
Adjusted pre-tax, pre-provision return on average assets	1.66%	1.76%	1.89%	1.70%	1.88%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Noninterest expense - GAAP	$42,038	$42,894	$43,496	$129,414	$125,719
Integration and acquisition expenses	—	—	68	—	(347)
Adjusted noninterest expense	$42,038	$42,894	$43,564	$129,414	$125,372

Net interest income - GAAP	$58,596	$58,840	$64,024	$177,940	$182,185
Effect of tax-exempt income	205	195	307	644	997
Adjusted net interest income	58,801	59,035	64,331	178,584	183,182

Noninterest income - GAAP	18,185	18,753	15,826	52,717	46,052
Impairment on commercial mortgage servicing rights	—	—	—	—	1,263
Loss on sales of investment securities, net	4,961	869	129	6,478	230
(Gain) on repurchase of subordinated debt	—	(676)	—	(676)	—
Company-owned life insurance enhancement fee	(6,640)	—	—	(6,640)	—
Adjusted noninterest income	16,506	18,946	15,955	51,879	47,545

Adjusted total revenue	$75,307	$77,981	$80,286	$230,463	$230,727

Efficiency ratio	55.82%	55.01%	54.26%	56.15%	54.34%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Net income available to common shareholders	$15,813	$19,347	$23,521	$54,704	$66,153

Average total shareholders' equity—GAAP	$771,625	$776,791	$700,866	$771,883	$667,225
Adjustments:
Preferred Stock	(110,548)	(110,548)	(54,072)	(110,548)	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,782)	(18,937)	(22,859)	(18,959)	(23,019)
Average tangible common equity	$481,391	$485,402	$462,031	$480,472	$482,302
ROATCE	13.03%	15.99%	20.20%	15.22%	19.06%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2023	2023	2023	2022	2022
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$764,250	$776,821	$775,643	$758,574	$739,279
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,238)	(18,367)	(19,575)	(20,866)	(22,198)
Tangible common equity	$474,560	$486,002	$483,616	$465,256	$444,629

Less: Accumulated other comprehensive income (AOCI)	(101,181)	(84,719)	(77,797)	(83,797)	(78,383)
Tangible common equity excluding AOCI	575,741	570,721	561,413	549,053	523,012

Total Assets to Tangible Assets:
Total assets—GAAP	$7,975,925	$8,034,721	$7,930,174	$7,855,501	$7,821,877
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,238)	(18,367)	(19,575)	(20,866)	(22,198)
Tangible assets	$7,796,783	$7,854,450	$7,748,695	$7,672,731	$7,637,775

Common Shares Outstanding	21,594,546	21,854,800	22,111,454	22,214,913	22,074,740

Tangible Common Equity to Tangible Assets	6.09%	6.19%	6.24%	6.06%	5.82%
Tangible Book Value Per Share	$21.98	$22.24	$21.87	$20.94	$20.14
Tangible Book Value Per Share excluding AOCI	$26.66	$26.11	$25.39	$24.72	$23.69